UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

ROWAN COMPANIES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release

Contacts: Investor Relations investorrelations@rowan.com +1 713 621 7800

FOR IMMEDIATE RELEASE

All Three Leading Independent Proxy Advisory Firms — Glass Lewis, ISS and Egan-Jones — Recommend Rowan Shareholders Vote “FOR” the Combination with Ensco

Rowan Urges Shareholders to Vote “FOR” the Ensco Transaction Today

HOUSTON, February 8, 2019 — Rowan Companies plc (“Rowan” or the “Company”) (NYSE: RDC) today announced that, in a report issued on February 8, 2019, Glass Lewis & Co. (“Glass Lewis”), one of the world’s leading independent proxy advisory firms, joined Institutional Shareholder Services, Inc. (“ISS”) and Egan-Jones Proxy Services (“Egan-Jones”) in recommending that Rowan shareholders vote “FOR” the Company’s pending combination with Ensco plc (NYSE: ESV) (“Ensco”).

As previously announced, Rowan and Ensco amended the Transaction Agreement between the two companies such that, upon closing of the transaction, Rowan shareholders will receive 2.750 shares of Ensco for each share of Rowan they own. All other terms and conditions of the agreement remain the same.

Commenting on the recommendations, Rowan issued the following statement:

We are pleased that all three proxy advisory firms recognize the compelling rationale behind our proposed combination with Ensco. Notably, in its report, Glass Lewis highlighted that the transaction would provide Rowan shareholders with greater upside potential in a recovery scenario as well as a margin of safety should challenging conditions persist.

The recommendations of ISS, Glass Lewis and Egan-Jones in support of this amended transaction at a 2.750 exchange ratio further reinforces the significant positive feedback we have received from many investors. All three firms recognize that combining with Ensco maximizes value for all Rowan shareholders and represents the best path forward for the Company. With substantial synergies, as well as enhanced scale, backlog and financial flexibility, this combination creates a premiere offshore service provider poised to succeed in any operating environment.

We look forward to completing this transaction during the first half of the year so that we can begin integrating the two companies, achieving the substantial synergies we have identified, and strengthening the combined company’s balance sheet. We are confident this transaction will create meaningful value for shareholders.

In connection with the amended transaction agreement, Odey Asset Management LLP, one of Rowan’s largest shareholders as of the most recent regulatory filings, has pledged its support to Ensco by entering into an irrevocable voting agreement for the firm’s holdings of approximately 9% of Rowan’s shares outstanding.

Rowan urges all shareholders to submit a proxy or voting instruction card for each of Rowan’s Court and General Meetings as soon as possible. The BLUE form of proxy corresponds to Rowan’s Court Meeting and the YELLOW form of proxy corresponds to Rowan’s General Meeting. Rowan’s Court and General Meetings to approve resolutions relating to the transaction with Ensco will occur on February 21, 2019.

Goldman Sachs & Co. LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to the Company.

Rowan shareholders who have questions or need assistance voting their shares should contact Rowan’s proxy solicitor, MacKenzie Partners, Inc., by calling toll-free at (800) 322-2885 (from the U.S. and Canada) or (212) 929-5500 (call collect from other locations) or via email at proxy@mackenziepartners.com.

About Rowan
Rowan is a global provider of contract drilling services with a current fleet of 25 mobile offshore drilling units, composed of 21 self-elevating jack-up rigs and four ultra-deepwater drillships. The company’s fleet operates worldwide, including the United States Gulf of Mexico, the United Kingdom and Norwegian sectors of the North Sea, the Middle East, the Mediterranean Sea, and Trinidad. Additionally, the company is a 50/50 partner in a joint venture with Saudi Aramco, entitled ARO Drilling that owns a fleet of seven self-elevating jack-up rigs that operate in the Arabian Gulf. The company’s Class A Ordinary Shares are traded on the New York Stock Exchange under the symbol “RDC.” For more information on the company, please visit www.rowan.com.

Forward-Looking Statements
Statements included in this document regarding the proposed transaction between Ensco plc (“Ensco”) and Rowan, including benefits, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, accretion to cash flows, revenue growth, credit ratings or other attributes of Ensco plc following the completion of the transaction and other statements that are not historical facts, are forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)). Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve risks and uncertainties including, but not limited to, actions by regulatory authorities, rating agencies or other third parties, actions by the respective companies’ security holders, costs and difficulties related to integration of Ensco and Rowan, delays, costs and difficulties related to the transaction, market conditions, and Ensco’s financial results and performance following the completion of the transaction, satisfaction of closing conditions, ability to repay debt and timing thereof, availability and terms of any financing and other factors detailed in the risk factors section and elsewhere in Ensco’s and Rowan’s Annual Report on Form 10-K for the year ended December 31, 2017 and their respective other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of today. Except as required by law, both Ensco and Rowan disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find it
In connection with the proposed transaction, Ensco and Rowan have filed a joint proxy statement on Schedule 14A with the SEC. Ensco and Rowan intend that the proposed transaction will be implemented by means of a court-sanctioned scheme of arrangement between Rowan and Rowan’s shareholders under the UK Companies Act 2006, as amended, in which case the issuance of Ensco’s ordinary shares in the proposed transaction would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act.

In the event that Ensco determines, with Rowan’s consent, to structure the transaction as an offer or otherwise in a manner that is not exempt from the registration requirements of the Securities Act, Ensco will file a registration statement with the SEC containing a prospectus with respect to Ensco’s ordinary shares that would be issued in the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ENSCO AND ROWAN ARE ADVISED TO CAREFULLY READ THE JOINT PROXY STATEMENT (WHICH INCLUDES AN EXPLANATORY STATEMENT IN RESPECT OF ANY SCHEME OF ARRANGEMENT OF ROWAN, IN ACCORDANCE WITH THE REQUIREMENTS OF THE UK COMPANIES ACT 2006) AND ANY REGISTRATION STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement has been and any registration statement/prospectus, as applicable, will be sent to security holders of Ensco and Rowan in connection with the Ensco and Rowan shareholder meetings. Investors and security holders may obtain a free copy of the joint proxy statement (when available), any registration statement/prospectus, and other relevant documents filed by Ensco and Rowan with the SEC from the SEC’s website at www.sec.gov. Security holders and other interested parties will also be able to obtain, without charge, a copy of the joint proxy statement, any registration statement/prospectus, and other relevant documents (when available) by directing a request by mail or telephone to either Investor Relations, Ensco plc, 5847 San Felipe, Suite 3300, Houston, Texas 77057, telephone 713-789-1400, or Investor Relations, Rowan Companies plc, 2800 Post Oak Boulevard, Suite 5450, Houston, Texas 77056, telephone 713-621-7800. Copies of the documents filed by Ensco with the SEC will be available free of charge on Ensco’s website at www.enscoplc.com under the tab “Investors.” Copies of the documents filed by Rowan with the SEC will be available free of charge on Rowan’s website at www.rowan.com/investor-relations.

Participants in the Solicitation
Ensco and Rowan and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in the joint proxy statement filed by Ensco and Rowan with the SEC on December 11, 2018, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement, any registration statement and other relevant documents regarding the transaction, which will be filed with the SEC.

No Offer or Solicitation
This document is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Service of Process
Ensco and Rowan are incorporated under the laws of England and Wales. In addition, some of their respective officers and directors reside outside the United States, and some or all of their respective assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Ensco, Rowan or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue Ensco, Rowan or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws.

Contact
Rowan Companies plc
Son Vann
Vice President Corporate Development
+1-713-960-7655

OR

Joele Frank, Wilkinson Brimmer Katcher
Andrew Siegel / Dan Moore
+1-212-355-4449